As filed with the Securities and Exchange Commission on February 3, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

EZCORP, INC.*

(Exact name of registrant as specified in its charter)

Delaware	74-2540145
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1901 Capital Parkway

Austin, Texas 78746

(512) 314-3400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Thomas H. Welch, Jr.

Senior Vice President, General Counsel and Secretary

EZCORP, Inc.

1901 Capital Parkway

Austin, Texas 78746

(512) 314-3409

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William R. Volk

Christopher G. Schmitt

Vinson & Elkins L.L.P.

2801 Via Fortuna, Suite 100

Austin, Texas 78746-7568

(512) 542-8400

Approximate date of commencement of proposed sale of the securities to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this form is a post-effective amendment to a Registration Statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee (3)
Debt securities (4)
Class A Non-Voting Common Stock, par value $0.01 per share (4)
Warrants (4)
Stock purchase contracts (4)
Stock purchase units (4)
Guarantees of debt securities (5)

(1)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered hereunder at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(2)	Pursuant to General Instruction II.E., this information is not required to be included. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. If any debt securities are issued at an original issue discount, then the amount registered will include the principal or liquidation amount of such securities measured by the initial offering price thereof.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the registration fee.
(4)	This Registration Statement covers an indeterminate amount of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the debt securities, Class A Non-Voting Common Stock or warrants registered under this Registration Statement and such indeterminate amount of securities as may be issued upon settlement of the stock purchase contracts or stock purchase units registered under this Registration Statement. The securities registered under this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. No separate consideration will be received for any securities registered under this Registration Statement that are issued in exchange for, or upon conversion of, as the case may be, the debt securities, Class A Non-Voting Common Stock or warrants.
(5)	One or more subsidiaries of EZCORP, Inc., named as a co-registrant, may fully, irrevocably and unconditionally guarantee on an unsecured basis the debt securities. In accordance with Rule 457(n), no separate fee is payable with respect to the guarantee of the debt securities being registered.

TABLE OF ADDITIONAL REGISTRANTS

*	The following are co-registrants that guarantee the debt securities:

Exact Name of Subsidiary Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
CCV Americas, LLC	Delaware	45-3060905
CCV Pennsylvania, Inc.	Delaware	45-3061766
CCV Virginia, Inc.	Delaware	45-3061077
Change Capital, Inc.	Delaware	45-2779029
Change Capital Investments, LLC	Delaware	45-2779146
Change Capital Ventures, LLC	Delaware	45-2779099
EZCORP International, Inc.	Delaware	24-2874123
EZCORP International Holdings, LLC	Delaware	45-1858861
EZCORP Online, Inc.	Delaware	27-1931262
EZCORP USA, Inc.	Delaware	45-4364096
EZMONEY Alabama, Inc.	Delaware	26-1412933
EZMONEY Canada, Inc.	Delaware	26-0205820
EZMONEY Colorado, Inc.	Delaware	20-2531048
EZMONEY Hawaii, Inc.	Delaware	45-3829074
EZMONEY Holdings, Inc.	Delaware	74-2672902
EZMONEY Idaho, Inc.	Delaware	20-5437995
EZMONEY Kansas, Inc.	Delaware	20-5862455
EZMONEY Management, Inc.	Delaware	74-2655625
EZMONEY Missouri, Inc.	Delaware	26-0205892
EZMONEY Nebraska, Inc.	Delaware	20-5438085
EZMONEY South Dakota, Inc.	Delaware	20-5862426
EZMONEY Utah, Inc.	Delaware	20-3896254
EZMONEY Wisconsin, Inc.	Delaware	20-3415652
EZPAWN Alabama, Inc.	Delaware	74-2643349
EZPAWN Arkansas, Inc.	Delaware	74-2629548
EZPAWN Colorado, Inc.	Delaware	74-2629549
EZPAWN Florida, Inc.	Delaware	74-2655620
EZPAWN Georgia, Inc.	Delaware	38-3804397
EZPAWN Holdings, Inc.	Delaware	74-2540146
EZPAWN Illinois, Inc.	Delaware	27-2407645
EZPAWN Indiana, Inc.	Delaware	74-2655624
EZPAWN Iowa, Inc.	Delaware	84-0752900
EZPAWN Louisiana, Inc.	Delaware	74-2704187
EZPAWN Mexico Holdings, LLC	Delaware	20-5414044
EZPAWN Mexico Ltd., LLC	Delaware	20-5413942
EZPAWN Nevada, Inc.	Delaware	74-2672899
EZPAWN Oklahoma, Inc.	Delaware	74-2621073
EZPAWN Tennessee, Inc.	Delaware	74-2641965
EZPAWN Utah, Inc.	Delaware	27-4268366
EZPAWN Wisconsin, Inc.	Delaware	45-2060959
Mister Money Holdings, Inc.	Colorado	74,3082094
Pawn Management, Inc.	Texas	74-2654815
Payday Loan Management, Inc.	Delaware	83-0360843
Texas EZMONEY, L.P.	Texas	83-0360848
Texas EZPAWN Management, Inc.	Delaware	74-2689697

Exact Name of Subsidiary Guarantor (1)	State or Other Jurisdiction of Incorporation or Formation	IRS Employer Identification Number
Texas EZPAWN, L.P.	Texas	74-2689698
Texas PRA Management, L.P.	Texas	02-0596091
Value Financial Services, Inc.	Florida	65-0503587
VFS Mexico Operations, LLC	Florida	65-0503587
VFS Mexico Services, LLC	Florida	65-0503587

(1)	The address for each of the Subsidiary Guarantors is 1901 Capital Parkway, Austin, Texas 78746, and the telephone number is (512) 314-3400.

Prospectus

EZCORP, Inc.

Debt Securities

Class A Non-Voting Common Stock

Warrants

Stock Purchase Contracts

Stock Purchase Units

Guarantees of Debt Securities

We may offer and sell the securities listed above from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering. Any debt securities we issue under this prospectus may be guaranteed by one or more of our domestic subsidiaries.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. We will provide specific terms of the securities to be sold by us, including any guarantees by our domestic subsidiaries, and the methods by which we will sell them in one or more supplements to this prospectus. A prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the methods and terms of the offering. We may sell the securities directly or we may distribute them through underwriters or dealers. In addition, the underwriters may overallot a portion of the securities.

Our Class A Non-Voting Common Stock is traded on The NASDAQ Global Select Market under the symbol “EZPW.”

Investing in these securities involves risk. You should carefully consider the risks described in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 3.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 3, 2012.

ABOUT THIS PROSPECTUS

This prospectus is a part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a shelf registration process. Under that process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. This prospectus does not contain all of the information included in the Registration Statement. For a more complete understanding of the offering of the securities, you should refer to the Registration Statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under “Incorporation of Documents by Reference.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”). We intend that all forward-looking statements be subject to the safe harbors created by these laws. All statements, other than statements of historical facts, included or incorporated herein regarding our strategy, future operations, financial position, future revenues, projected costs, prospects, plans and objectives are forward-looking statements. These statements are often, but not always, made with

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words or phrases like “may,” “should,” “could,” “will,” “predict,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “projection,” and similar expressions. Such statements are only predictions of the outcome and timing of future events based on our current expectations and currently available information and, accordingly, are subject to substantial risks, uncertainties and assumptions. Actual results could differ materially from those expressed in the forward-looking statements due to a number of risks and uncertainties, many of which are beyond our control. In addition, we cannot predict all of the risks and uncertainties that could cause our actual results to differ from those expressed in the forward-looking statements. Accordingly, you should not regard any forward-looking statement as a representation that the expected results will be achieved. Important risk factors that could cause results or events to differ from current expectations are identified and discussed in the accompanying prospectus supplement and in our SEC filings that are incorporated by reference into this prospectus. See “Risk Factors” and “Incorporation of Documents by Reference” below.

We specifically disclaim all responsibility to publicly update any information contained in a forward-looking statement except as required by law. All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

WHERE YOU CAN FIND MORE INFORMATION

We file annual and quarterly reports and other reports and information with the SEC. You may read and copy any of our reports, statements or other information on file at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information regarding its Public Reference Room. Our SEC filings, including the complete Registration Statement of which this prospectus is a part, are available to the public from commercial document retrieval services and also are available at the Internet website maintained by the SEC at www.sec.gov.

We maintain an Internet website at www.ezcorp.com. All of our reports filed with the SEC are accessible, free of charge, through the Investor Relations section of our website as soon as reasonably practicable after electronic filing. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus, and you should not rely on that information in making your investment decision unless that information is also in this prospectus or has been expressly incorporated by reference into this prospectus.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information we file later with the SEC will automatically update and supersede this information. Except to the extent that information in those documents is deemed furnished and not filed pursuant to applicable securities laws and regulations, we incorporate by reference the documents listed below that we previously filed with the SEC under the Exchange Act:

•	Annual Report on Form 10-K for the year ended September 30, 2011;

•	The Current Report on Form 8-K filed with the SEC on January 19, 2012 (other than the information furnished under Item 2.02 thereof and the related Exhibit 99.1);

•	The Current Report on Form 8-K filed with the SEC on February 3, 2012; and

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The description of our Class A Non-Voting Common Stock set forth in the Registration Statement on Form 8-A filed with the SEC on July 24, 1991, including any amendment or report filed for the purpose of updating such description.

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We also incorporate by reference each of the documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (except as noted below) after the date of this prospectus until the offering of the securities terminates or we have filed with the SEC an amendment to the Registration Statement relating to this offering that deregisters all securities then remaining unsold. We are not incorporating by reference any information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we may file with the SEC, unless otherwise specified in such Current Report or in a particular prospectus supplement.

You may obtain copies of any of these filings from us as described below, through the SEC or through the SEC’s Internet website as described above. Documents incorporated by reference are available on our website at www.ezcorp.com, and are available without charge, excluding exhibits, unless an exhibit has been specifically incorporated by reference into this prospectus, by making a request at:

EZCORP, Inc.

1901 Capital Parkway

Austin, Texas 78746

Attn: Corporate Secretary

Telephone—512-314-3400

Email—Investor_Relations@ezcorp.com

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EZCORP, INC.

EZCORP, Inc. is a leading provider of specialty consumer financial services and reseller of second-hand goods. We provide collateralized non-recourse loans, commonly known as pawn loans, and a variety of financial services, including payday loans, installment loans and auto title loans, or fee-based credit services to customers seeking loans.

We operate more than 1,100 pawn, buy/sell and personal financial services stores in the United States, Mexico and Canada, and own a 60% controlling interest in Prestaciones Finmart, S.A.P.I. de C.V., SOFM, E.N.R. (doing business under the name “Crediamigo”), a leading provider of payroll deduction loans in Mexico. We also have significant investments in Albemarle & Bond Holdings PLC, one of the United Kingdom’s largest pawnbroking businesses with over 160 full-line stores offering pawnbroking, jewelry retailing, gold buying and financial services; and in Cash Converters International Limited, which franchises and operates a worldwide network of over 600 stores that provide personal financial services and sell pre-owned merchandise.

EZCORP is a Delaware corporation headquartered in Austin, Texas. Our principal executive offices are located at 1901 Capital Parkway, Austin, Texas 78746, and our telephone number is 512-314-3400. Our website address is www.ezcorp.com. We conduct our operations through our wholly owned subsidiaries, and unless otherwise specified, references in this prospectus to “EZCORP,” “we,” “us” or similar terms refer to EZCORP, Inc. and our consolidated subsidiaries.

SUBSIDIARY GUARANTORS

The following are our domestic subsidiaries as of the date of this prospectus:

•	CCV Americas, LLC
•	CCV Pennsylvania, Inc.
•	CCV Virginia, Inc.
•	Change Capital, Inc.
•	Change Capital Investments, LLC
•	Change Capital Ventures, LLC
•	EZCORP International, Inc.
•	EZCORP International Holdings, LLC
•	EZCORP Online, Inc.
•	EZCORP USA, Inc.
•	EZMONEY Alabama, Inc.
•	EZMONEY Canada, Inc.
•	EZMONEY Colorado, Inc.
•	EZMONEY Hawaii, Inc.
•	EZMONEY Holdings, Inc.
•	EZMONEY Idaho, Inc.
•	EZMONEY Kansas, Inc.
•	EZMONEY Management, Inc.
•	EZMONEY Missouri, Inc.
•	EZMONEY Nebraska, Inc.
•	EZMONEY South Dakota, Inc.
•	EZMONEY Utah, Inc.
•	EZMONEY Wisconsin, Inc.
•	EZPAWN Alabama, Inc.
•	EZPAWN Arkansas, Inc.
•	EZPAWN Colorado, Inc.
•	EZPAWN Florida, Inc.
•	EZPAWN Georgia, Inc.
•	EZPAWN Holdings, Inc.
•	EZPAWN Illinois, Inc.
•	EZPAWN Indiana, Inc.
•	EZPAWN Iowa, Inc.
•	EZPAWN Louisiana, Inc.
•	EZPAWN Mexico Holdings, LLC
•	EZPAWN Mexico Ltd., LLC
•	EZPAWN Nevada, Inc.
•	EZPAWN Oklahoma, Inc.
•	EZPAWN Tennessee, Inc.
•	EZPAWN Utah, Inc.
•	EZPAWN Wisconsin, Inc.
•	Mister Money Holdings, Inc.
•	Pawn Management, Inc.
•	Payday Loan Management, Inc.
•	Texas EZMONEY, L.P.
•	Texas EZPAWN Management, Inc.
•	Texas EZPAWN, L.P.
•	Texas PRA Management, L.P.
•	Value Financial Services, Inc.
•	VFS Mexico Operations, LLC
•	VFS Mexico Services, LLC

Unless otherwise indicated in an accompanying prospectus supplement, each of those domestic subsidiaries will fully and unconditionally guarantee on a joint and several basis our payment obligations under any series of debt securities offered by this prospectus. Financial information concerning these subsidiaries is included in our consolidated financial statements filed with the SEC as a part of our reports pursuant to the Exchange Act, to the extent required by the rules and regulations of the SEC, and incorporated by reference herein.

Additional information concerning our subsidiaries and us is included in reports and other documents incorporated by reference in this prospectus. See “Where You Can Find More Information” and “Incorporation of Documents by Reference” of this prospectus.

RISK FACTORS

Investing in our securities involves risks. Before making an investment decision, you should carefully consider the specific risks described in our most recent Annual Report on Form 10-K, as supplemented by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, to the extent applicable, each of which is incorporated herein by reference, and those risk factors that may be included or incorporated by reference under the caption “Risk Factors” in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference in evaluating an investment in our securities.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include the following:

•	Reduction or refinancing of debt or other corporate obligations;

•	Acquisitions;

•	Capital expenditures; and

•	Working capital.

Pending any specific application, we may initially invest funds in short-term marketable securities.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of consolidated earnings to fixed charges for the periods presented:

	Year ended September 30,
	2011		2010		2009		2008		2007
Ratio of earnings to fixed charges (a)	50.68	x	144.36	x	46.97	x	177.97	x	412.51	x

(a)	The ratio has been computed by dividing earnings by fixed charges. For purposes of computing this ratio:

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Earnings consist of income from continuing operations before income taxes, cumulative effect of change in accounting principle, adjustments for net income or loss attributable to noncontrolling interests and our share of investees’ income or loss accounted for under the equity method, and adjustment for capitalized interest, plus fixed charges and our share of distributed income from investees accounted for under the equity method; and

•	Fixed charges consist of interest expense, capitalized interest and the portion of rental expense deemed to be representative of the interest component of rental expense.

DESCRIPTION OF DEBT SECURITIES

The Debt Securities will be either our senior debt securities (“Senior Debt Securities”) or our subordinated debt securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, our subsidiaries, if our subsidiaries are guarantors of such Debt Securities, and a trustee to be selected by us (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called the “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

Unless the Debt Securities are guaranteed by our subsidiaries as described below, the rights of EZCORP and our creditors, including Holders of the Debt Securities, to participate in the assets of any subsidiary upon the latter’s liquidation or reorganization, will be subject to the prior claims of the subsidiary’s creditors, except to the extent that we may ourself be a creditor with recognized claims against such subsidiary.

We have summarized selected provisions of the Indentures below. The summary is not complete. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the Indentures for provisions that may be important to you. In the summary below, we have included references to article or section numbers of the applicable Indenture so that you can easily locate these provisions. Whenever we refer in this prospectus or in the prospectus supplement to particular articles or sections or defined terms of the Indentures, those articles or sections or defined terms are incorporated by reference herein or therein, as applicable. Capitalized terms used in the summary have the meanings specified in the Indentures.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series (Section 301). We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities may be our secured or unsecured obligations.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Subordinated Indenture) as described under “Description of Debt Securities—Subordination of Subordinated Debt Securities” and in the prospectus supplement applicable to any Subordinated Debt Securities.

If the prospectus supplement so indicates, the Debt Securities will be convertible into our Class A Non-Voting Common Stock (Section 301).

If specified in the prospectus supplement respecting a particular series of Debt Securities, one or more of our domestic subsidiaries (the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantees”) on a joint and several basis such Debt Securities as described under “Description of Debt Securities—Subsidiary Guarantees” and in the prospectus supplement. The Subsidiary Guarantees will be unsecured obligations of each Subsidiary Guarantor. Subsidiary Guarantees of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be offered will be issued and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether the Subsidiary Guarantors will provide Subsidiary Guarantees of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	the dates on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear and the interest payment dates for the Debt Securities;

(7)	the place or places where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the Maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	whether the Debt Securities are convertible into our Class A Non-Voting Common Stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(14)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(15)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture (Section 301).

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof (“Original Issue Discount Securities”), may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Subordination of Subordinated Debt Securities

The indebtedness evidenced by the Subordinated Debt Securities will, to the extent set forth in the Subordinated Indenture with respect to each series of Subordinated Debt Securities, be subordinate in right of payment to the prior payment in full of all of our Senior Debt, including the Senior Debt Securities, and such indebtedness may also be senior in right of payment to all of our Subordinated Debt (Article Twelve of the Subordinated Indenture). The prospectus supplement relating to any Subordinated Debt Securities will summarize the subordination provisions of the Subordinated Indenture applicable to that series including:

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the applicability and effect of such provisions upon any payment or distribution respecting that series following any liquidation, dissolution or other winding-up, or any assignment for the benefit of creditors or other marshaling of assets or any bankruptcy, insolvency or similar proceedings;

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the applicability and effect of such provisions in the event of specified defaults with respect to any Senior Debt, including the circumstances under which and the periods in which we will be prohibited from making payments on the Subordinated Debt Securities; and

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the definition of Senior Debt applicable to the Subordinated Debt Securities of that series and, if the series is issued on a senior subordinated basis, the definition of Subordinated Debt applicable to that series.

The prospectus supplement will also describe as of a recent date the approximate amount of Senior Debt to which the Subordinated Debt Securities of that series will be subordinated.

The failure to make any payment on any of the Subordinated Debt Securities by reason of the subordination provisions of the Subordinated Indenture described in the prospectus supplement will not be construed as preventing the occurrence of an Event of Default with respect to the Subordinated Debt Securities arising from any such failure to make payment (Section 1202 of the Subordinated Indenture).

The subordination provisions described above will not be applicable to payments in respect of the Subordinated Debt Securities from a defeasance trust established in connection with any legal defeasance or covenant defeasance of the Subordinated Debt Securities as described under “ Description of Debt Securities—Legal Defeasance and Covenant Defeasance” (Section 1215 of the Subordinated Indenture).

Subsidiary Guarantees

If specified in the prospectus supplement, one or more of the Subsidiary Guarantors will guarantee the Debt Securities of a series. Unless otherwise indicated in the prospectus supplement, the following provisions will apply to the Subsidiary Guarantees of the Subsidiary Guarantors.

Subject to the limitations described below and in the prospectus supplement, one or more of the Subsidiary Guarantors will, jointly and severally, fully and unconditionally guarantee the punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all our obligations under the Debt Securities of a series and the related Indenture, whether for principal of, premium, if any, or interest on the Debt Securities or otherwise (all such obligations guaranteed by a Subsidiary Guarantor being herein called the “Guaranteed Obligations”). The Subsidiary Guarantors will also pay all expenses (including reasonable counsel fees and expenses) incurred by the applicable Trustee in enforcing any rights under a Subsidiary Guarantee with respect to a Subsidiary Guarantor (Section 1302).

In the case of Subordinated Debt Securities, a Subsidiary Guarantor’s Subsidiary Guarantee will be subordinated in right of payment to the Senior Debt of such Subsidiary Guarantor on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt. No payment will be made by any Subsidiary Guarantor under its Subsidiary Guarantee during any period in which payments by us on the Subordinated Debt Securities are suspended by the subordination provisions of the Subordinated Indenture (Article Fourteen of the Subordinated Indenture).

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the relevant Subsidiary Guarantor without rendering such Subsidiary Guarantee voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally (Section 1306).

Each Subsidiary Guarantee will be a continuing guarantee and will:

(1)	remain in full force and effect until either (a) payment in full of all the applicable Debt Securities (or such Debt Securities are otherwise satisfied and discharged in accordance with the provisions of the applicable Indenture) or (b) released as described in the following paragraph;

(2)	be binding upon each Subsidiary Guarantor; and

(3)	inure to the benefit of and be enforceable by the applicable Trustee, the Holders and their successors, transferees and assigns.

In the event that (a) a Subsidiary Guarantor ceases to be a Subsidiary in compliance with the provisions of the applicable Indenture, (b) either legal defeasance or covenant defeasance occurs with respect to the series or (c) all or substantially all of the assets or all of the Capital Stock of such Subsidiary Guarantor is sold, including by way of sale, merger, consolidation or otherwise, such Subsidiary Guarantor will be released and discharged of its obligations under its Subsidiary Guarantee without any further action required on the part of the Trustee or any Holder, and no other Person acquiring or owning the assets or Capital Stock of such Subsidiary Guarantor will be required to enter into a Subsidiary Guarantee (Section 1304). In addition, the prospectus supplement may specify additional circumstances under which a Subsidiary Guarantor can be released from its Subsidiary Guarantee.

Form, Exchange and Transfer

The Debt Securities of each series will be issuable only in fully registered form, without coupons, and, unless otherwise specified in the applicable prospectus supplement, only in denominations of $1,000 and integral multiples thereof (Section 302).

At the option of the Holder, subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities of each series will be exchangeable for other Debt Securities of the same series of any authorized denomination and of a like tenor and aggregate principal amount (Section 305).

Subject to the terms of the applicable Indenture and the limitations applicable to Global Securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or with the form of transfer endorsed thereon duly executed) at the office of the Security Registrar or at the office of any other transfer agent designated by us for such purpose. No service charge will be made for any registration of transfer or exchange of Debt Securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in that connection. Such transfer or exchange will be effected upon the Security Registrar or such other transfer agent, as the case may be, being satisfied with the documents of title and identity of the Person making the request. The Security Registrar and any other transfer agent initially designated by us for any Debt Securities will be named in the applicable prospectus supplement (Section 305). We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series (Section 1002).

If the Debt Securities of any series (or of any series and specified tenor) are to be redeemed in part, we will not be required to (1) issue, register the transfer of or exchange any Debt Security of that series (or of that series and specified tenor, as the case may be) during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security that may be selected for redemption and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part (Section 305).

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof referred to below and any such other matters as may be provided for pursuant to the applicable Indenture.

Notwithstanding any provision of the Indentures or any Debt Security described in this prospectus, no Global Security may be exchanged in whole or in part for Debt Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or any nominee of such Depositary unless:

(1)	the Depositary has notified us that it is unwilling or unable to continue as Depositary for such Global Security or has ceased to be qualified to act as such as required by the applicable Indenture, and in either case we fail to appoint a successor Depositary within 90 days;

(2)	an Event of Default with respect to the Debt Securities represented by such Global Security has occurred and is continuing and the Trustee has received a written request from the Depositary to issue certificated Debt Securities;

(3)	subject to the rules of the Depositary, we have elected to terminate the book-entry system through the Depositary; or

(4)	other circumstances exist, in addition to or in lieu of those described above, as may be described in the applicable prospectus supplement (Section 305).

All certificated Debt Securities issued in exchange for a Global Security or any portion thereof will be registered in such names as the Depositary may direct (Section 305).

As long as the Depositary, or its nominee, is the registered holder of a Global Security, the Depositary or such nominee, as the case may be, will be considered the sole owner and Holder of such Global Security and the Debt Securities that it represents for all purposes under the Debt Securities and the applicable Indenture (Section 308). Except in the limited circumstances referred to above, owners of beneficial interests in a Global Security will not be entitled to have such Global Security or any Debt Securities that it represents registered in their names, will not receive or be entitled to receive physical delivery of certificated Debt Securities in exchange for those interests and will not be considered to be the owners or Holders of such Global Security or any Debt Securities that it represents for any purpose under the Debt Securities or the applicable Indenture. All payments on a Global Security will be made to the Depositary or its nominee, as the case may be, as the Holder of the security. The laws of some jurisdictions may require that some purchasers of Debt Securities take physical delivery of such Debt Securities in certificated form. These laws may impair the ability to transfer beneficial interests in a Global Security.

Ownership of beneficial interests in a Global Security will be limited to institutions that have accounts with the Depositary or its nominee (“participants”) and to Persons that may hold beneficial interests through participants. In connection with the issuance of any Global Security, the Depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of Debt Securities represented by the Global Security to the accounts of its participants. Ownership of beneficial interests in a Global Security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the Depositary (with respect to participants’ interests) or any such participant (with respect to interests of Persons held by such participants on their behalf). Payments, transfers, exchanges and other matters relating to beneficial interests in a Global Security may be subject to various policies and procedures adopted by the Depositary from time to time. None of us, the Subsidiary Guarantors, the Trustees, or the agents of us, the Subsidiary Guarantors or the Trustees will have any responsibility or liability for any aspect of the Depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a Global Security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the Person in whose name such Debt Security (or one or more Predecessor Debt Securities) is registered at the close of business on the Regular Record Date for such interest (Section 307).

Unless otherwise indicated in the applicable prospectus supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as we may designate for such purpose from time to time, except that at our option payment of any interest on Debt Securities in certificated form may be made by check mailed to the address of the Person entitled thereto as such address appears in the Security Register. Unless otherwise indicated in the applicable prospectus supplement, the corporate trust office of the Trustee under the Senior Indenture in New York, New York will be designated as sole Paying Agent for payments with respect to Senior Debt Securities of each series, and the corporate trust office of the Trustee under the Subordinated Indenture in New York, New York will be designated as the sole Paying Agent for payment with respect to Subordinated Debt Securities of each series. Any other Paying Agents initially designated by us for the Debt Securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that we will be required to maintain a Paying Agent in each Place of Payment for the Debt Securities of a particular series (Section 1002).

All money paid by us to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the Holder of such Debt Security thereafter may look only to us for payment (Section 1003).

Consolidation, Merger and Sale of Assets

Unless otherwise specified in the prospectus supplement, we may not consolidate with or merge into, or transfer, lease or otherwise dispose of all or substantially all of our assets to, any Person (a “successor Person”), and may not permit any Person to consolidate with or merge into us, unless:

(1)	the successor Person (if any) is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction and assumes our obligations on the Debt Securities and under the Indentures;

(2)	immediately before and after giving pro forma effect to the transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

(3)	several other conditions, including any additional conditions with respect to any particular Debt Securities specified in the applicable prospectus supplement, are met (Section 801).

The successor Person (if not us) will be substituted for us under the applicable Indenture with the same effect as if it had been an original party to such Indenture, and, except in the case of a lease, we will be relieved from any further obligations under such Indenture and the Debt Securities (Section 803).

Events of Default

Unless otherwise specified in the prospectus supplement, each of the following will constitute an Event of Default under the applicable Indenture with respect to Debt Securities of any series:

(1)	failure to pay principal of or any premium on any Debt Security of that series when due, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(2)	failure to pay any interest on any Debt Securities of that series when due, continued for 30 days, whether or not, in the case of Subordinated Debt Securities, such payment is prohibited by the subordination provisions of the Subordinated Indenture;

(3)	failure to deposit any sinking fund payment, when due, in respect of any Debt Security of that series, whether or not, in the case of Subordinated Debt Securities, such deposit is prohibited by the subordination provisions of the Subordinated Indenture;

(4)	failure to perform or comply with the provisions described under “Description of Debt Securities—Consolidation, Merger and Sale of Assets”;

(5)	failure to perform any of our other covenants in such Indenture (other than a covenant included in such Indenture solely for the benefit of a series other than that series), continued for 60 days after written notice has been given by the applicable Trustee, or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series, as provided in such Indenture;

(6)	any Debt of ours, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, is not paid within any applicable grace period after final maturity or is accelerated by its holders because of a default and the total amount of such Debt unpaid or accelerated exceeds $20 million;

(7)	any judgment or decree for the payment of money in excess of $20 million is entered against us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor, remains outstanding for a period of 60 consecutive days following entry of such judgment and is not discharged, waived or stayed;

(8)	certain events of bankruptcy, insolvency or reorganization affecting us, any Significant Subsidiary or, if a Subsidiary Guarantor has guaranteed the series, such Subsidiary Guarantor; and

(9)	if any Subsidiary Guarantor has guaranteed such series, the Subsidiary Guarantee of any such Subsidiary Guarantor is held by a final non-appealable order or judgment of a court of competent jurisdiction to be unenforceable or invalid or ceases for any reason to be in full force and effect (other than in accordance with the terms of the applicable Indenture) or any Subsidiary Guarantor or any Person acting on behalf of any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under its Subsidiary Guarantee (other than by reason of a release of such Subsidiary Guarantor from its Subsidiary Guarantee in accordance with the terms of the applicable Indenture) (Section 501).

If an Event of Default (other than an Event of Default with respect to EZCORP described in clause (8) above) with respect to the Debt Securities of any series at the time Outstanding occurs and is continuing, either the applicable Trustee or the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series by notice as provided in the Indenture may declare the principal amount of the Debt Securities of that series (or, in the case of any Debt Security that is an Original Issue Discount Debt Security, such portion of the principal amount of such Debt Security as may be specified in the terms of such Debt Security) to be due and payable immediately, together with any accrued and unpaid interest thereon. If an Event of Default with respect to EZCORP described in clause (8) above with respect to the Debt Securities of any series at the time Outstanding occurs, the principal amount of all the Debt Securities of that series (or, in the case of any such Original Issue Discount Security, such specified amount) will automatically, and without any action by the applicable Trustee or any Holder, become immediately due and payable, together with any accrued and unpaid interest thereon. After any such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in principal amount of the Outstanding Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal (or other specified amount), have been cured or waived as provided in the applicable Indenture (Section 502). For information as to waiver of defaults, see “Description of Debt Securities—Modification and Waiver” below.

Subject to the provisions of the Indentures relating to the duties of the Trustees in case an Event of Default has occurred and is continuing, each Trustee will be under no obligation to exercise any of its rights or powers under the applicable Indenture at the request or direction of any of the Holders, unless such Holders have offered to such Trustee reasonable security or indemnity (Section 603). Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in principal amount of the Outstanding Debt Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Debt Securities of that series (Section 512).

No Holder of a Debt Security of any series will have any right to institute any proceeding with respect to the applicable Indenture, or for the appointment of a receiver or a trustee, or for any other remedy thereunder, unless:

(1)	such Holder has previously given to the Trustee under the applicable Indenture written notice of a continuing Event of Default with respect to the Debt Securities of that series;

(2)	the Holders of at least 25% in principal amount of the Outstanding Debt Securities of that series have made written request, and such Holder or Holders have offered reasonable indemnity, to the Trustee to institute such proceeding as trustee; and

(3)	the Trustee has failed to institute such proceeding, and has not received from the Holders of a majority in principal amount of the Outstanding Debt Securities of that series a direction inconsistent with such request, within 60 days after such notice, request and offer (Section 507).

However, such limitations do not apply to a suit instituted by a Holder of a Debt Security for the enforcement of payment of the principal of or any premium or interest on such Debt Security on or after the applicable due date specified in such Debt Security or, if applicable, to convert such Debt Security (Section 508).

We will be required to furnish to each Trustee annually a statement by certain of our officers as to whether or not we, to their knowledge, are in default in the performance or observance of any of the terms, provisions and conditions of the applicable Indenture and, if so, specifying all such known defaults (Section 1004).

Modification and Waiver

We may modify or amend an Indenture without the consent of any Holders of the Debt Securities in certain circumstances, including:

(1)	to evidence the succession under the Indenture of another Person to us or any Subsidiary Guarantor and to provide for its assumption of our or such Subsidiary Guarantor’s obligations to Holders of Debt Securities;

(2)	to make any changes that would add any additional covenants of us or the Subsidiary Guarantors for the benefit of the Holders of Debt Securities or that do not adversely affect the rights under the Indenture of the Holders of Debt Securities in any material respect;

(3)	to add any additional Events of Default;

(4)	to provide for uncertificated Debt Securities in addition to or in place of certificated Debt Securities;

(5)	to secure the Debt Securities;

(6)	to establish the form or terms of any series of Debt Securities;

(7)	to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee;

(8)	to cure any ambiguity, defect or inconsistency;

(9)	to add Subsidiary Guarantors; or

(10)	in the case of any Subordinated Debt Security, to make any change in the subordination provisions that limits or terminates the benefits applicable to any Holder of Senior Debt (Section 901).

Other modifications and amendments of an Indenture may be made by us, any Subsidiary Guarantors and the applicable Trustee only with the consent of the Holders of a majority in principal amount of the Outstanding Debt Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Debt Security affected thereby:

(1)	change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Debt Security;

(2)	reduce the principal amount of or any premium or interest on, any Debt Security;

(3)	reduce the amount of principal of an Original Issue Discount Security or any other Debt Security payable upon acceleration of the Maturity thereof;

(4)	change the place or currency of payment of principal of, or any premium or interest on, any Debt Security;

(5)	impair the right to institute suit for the enforcement of any payment due on or any conversion right with respect to any Debt Security;

(6)	modify the subordination provisions in the case of Subordinated Debt Securities, or modify any conversion provisions, in either case in a manner adverse to the Holders of the applicable Debt Securities;

(7)	except as provided in the applicable Indenture, release the Subsidiary Guarantee of a Subsidiary Guarantor;

(8)	reduce the percentage in principal amount of Outstanding Debt Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture;

(9)	reduce the percentage in principal amount of Outstanding Debt Securities of any series necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

(10)	modify such provisions with respect to modification, amendment or waiver; or

(11)	following the making of an offer to purchase Debt Securities from any Holder that has been made pursuant to a covenant in such Indenture, modify such covenant in a manner adverse to such Holder (Section 902).

The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive compliance by us with certain restrictive provisions of the applicable Indenture (Section 1009). The Holders of a majority in principal amount of the Outstanding Debt Securities of any series may waive any past default under the applicable Indenture, except a default in the payment of principal, premium or interest and certain covenants and provisions of the Indenture which cannot be amended without the consent of the Holder of each Outstanding Debt Security of such series (Section 513).

Each of the Indentures provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given or taken any direction, notice, consent, waiver or other action under such Indenture as of any date:

(1)	the principal amount of an Original Issue Discount Security that will be deemed to be Outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of maturity to such date;

(2)	if, as of such date, the principal amount payable at the Stated Maturity of a Debt Security is not determinable (for example, because it is based on an index), the principal amount of such Debt Security deemed to be Outstanding as of such date will be an amount determined in the manner prescribed for such Debt Security;

(3)	the principal amount of a Debt Security denominated in one or more foreign currencies or currency units that will be deemed to be Outstanding will be the United States-dollar equivalent, determined as of such date in the manner prescribed for such Debt Security, of the principal amount of such Debt Security (or, in the case of a Debt Security described in clause (1) or (2) above, of the amount described in such clause); and

(4)	certain Debt Securities, including those owned by us or any of our Affiliates, will not be deemed to be Outstanding (Section 101).

Except in certain limited circumstances, we will be entitled to set any day as a record date for the purpose of determining the Holders of Outstanding Debt Securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the applicable Indenture, in the manner and subject to the limitations provided in the Indenture. In certain limited circumstances, the Trustee will be entitled to set a record date for action by Holders. If a record date is set for any action to be taken by Holders of a particular series, only Persons who are Holders of Outstanding Debt Securities of that series on the record date may take such action. To be effective, such action must be taken by Holders of the requisite principal amount of such Debt Securities within a specified period following the record date. For any particular record date, this period will be 180 days or such other period as may be specified by us (or the Trustee, if it set the record date), and may be shortened or lengthened (but not beyond 180 days) from time to time (Section 104).

Satisfaction and Discharge

Each Indenture will be discharged and will cease to be of further effect as to all outstanding Debt Securities of any series issued thereunder, when:

(1)	either:

(a)	all Outstanding Debt Securities of that series that have been authenticated (except lost, stolen or destroyed Debt Securities that have been replaced or paid and Debt Securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us) have been delivered to the Trustee for cancellation; or

(b)	all Outstanding Debt Securities of that series that have not been delivered to the Trustee for cancellation have become due and payable or will become due and payable at their Stated Maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee and in any case we have irrevocably deposited with the Trustee as trust funds money in an amount sufficient, without consideration of any reinvestment of interest, to pay the entire indebtedness of such Debt Securities not delivered to the Trustee for cancellation, for principal, premium, if any, and accrued interest to the Stated Maturity or redemption date;

(2)	we have paid or caused to be paid all other sums payable by us under the Indenture with respect to the Debt Securities of that series; and

(3)	we have delivered an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge of the Indenture with respect to the Debt Securities of that series has been satisfied (Article Four).

Legal Defeasance and Covenant Defeasance

If and to the extent indicated in the applicable prospectus supplement, we may elect, at our option at any time, to have the provisions of Section 1502, relating to defeasance and discharge of indebtedness, which we call “legal defeasance,” or Section 1503, relating to defeasance of certain restrictive covenants, applied to the Debt Securities of any series, or to any specified part of a series, which we call “covenant defeasance” (Section 1501).

Legal Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1502 applied to any Debt Securities, we and, if applicable, each Subsidiary Guarantor will be discharged from all our obligations, and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, with respect to such Debt Securities (except for certain obligations to convert, exchange or register the transfer of Debt Securities, to replace stolen, lost or mutilated Debt Securities, to maintain paying agencies and to hold moneys for payment in trust) upon the deposit in trust for the benefit of the Holders of such Debt Securities of money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accounts) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such defeasance or discharge may occur only if, among other things:

(1)	we have delivered to the applicable Trustee an Opinion of Counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and legal defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, and legal defeasance were not to occur;

(2)	no Event of Default or event that with the passing of time or the giving of notice, or both, shall constitute an Event of Default shall have occurred and be continuing at the time of such deposit or, with respect to any Event of Default described in clause (8) under “—Events of Default,” at any time until 121 days after such deposit;

(3)	such deposit and legal defeasance will not result in a breach or violation of, or constitute a default under, any agreement or instrument (other than the applicable Indenture) to which we are a party or by which we are bound;

(4)	in the case of Subordinated Debt Securities, at the time of such deposit, no default in the payment of all or a portion of principal of (or premium, if any) or interest on any of our Senior Debt shall have occurred and be continuing, no event of default shall have resulted in the acceleration of any of our Senior Debt and no other event of default with respect to any of our Senior Debt shall have occurred and be continuing permitting after notice or the lapse of time, or both, the acceleration thereof; and

(5)	we have delivered to the Trustee an Opinion of Counsel to the effect that such deposit shall not cause the Trustee or the trust so created to be subject to the Investment Company Act of 1940 (Sections 1502 and 1504).

Covenant Defeasance. The Indentures provide that, upon our exercise of our option (if any) to have Section 1503 applied to any Debt Securities, we may omit to comply with certain restrictive covenants (but not to conversion, if applicable), including those that may be described in the applicable prospectus supplement, and the occurrence of certain Events of Default, which are described above in clause (5) (with respect to such restrictive covenants), clauses (6), (7) and (9) under “—Events of Default” and any other that may be described in the applicable prospectus supplement, will not be deemed to either be or result in an Event of Default and, if such Debt Securities are Subordinated Debt Securities, the provisions of the Subordinated Indenture relating to subordination will cease to be effective, in each case with respect to such Debt Securities. In order to exercise such option, we must deposit, in trust for the benefit of the Holders of such Debt Securities, money or U.S. Government Obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient (in the opinion of a nationally recognized firm of independent public accountants) to pay the principal of and any premium and interest on such Debt Securities on the respective Stated Maturities in accordance with the terms of the applicable Indenture and such Debt Securities. Such covenant defeasance may occur only if we have delivered to the applicable Trustee an Opinion of Counsel that in effect says that Holders of such Debt Securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and covenant defeasance and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance were not to occur, and the requirements set forth in clauses (2), (3), (4) and (5) in the preceding paragraph are satisfied. If we exercise this option with respect to any Debt Securities and such Debt Securities were declared due and payable because of the occurrence of any Event of Default, the amount of money and U.S. Government Obligations so deposited in trust would be sufficient to pay amounts due on such Debt Securities at the time of their respective Stated Maturities but may not be sufficient to pay amounts due on such Debt Securities upon any acceleration resulting from such Event of Default. In such case, we would remain liable for such payments (Sections 1503 and 1504).

If we exercise either our legal defeasance or one covenant defeasance option, any Subsidiary Guarantee will terminate (Section 1304).

Notices

Notices to Holders of Debt Securities will be given by mail to the addresses of such Holders as they may appear in the Security Register (Sections 101 and 106).

Title

We, the Subsidiary Guarantors, the Trustees and any agent of us, the Subsidiary Guarantors or a Trustee may treat the Person in whose name a Debt Security is registered as the absolute owner of the Debt Security (whether or not such Debt Security may be overdue) for the purpose of making payment and for all other purposes (Section 308).

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the law of the State of New York (Section 112).

The Trustee

The prospectus supplement relating to a particular series of debt securities will identify the Trustee with respect to such series. We or any Subsidiary Guarantor may maintain banking and other commercial relationships with the Trustee and its affiliates in the ordinary course of business, and the Trustee under either Indenture may own debt securities issued under that Indenture.

Resignation or Removal of Trustee. If the Trustee under either Indenture has or acquires a conflicting interest within the meaning of the Trust Indenture Act of 1939, the Trustee must either eliminate its conflicting interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and the Indenture (Section 608). Any resignation will require the appointment of a successor Trustee under the Indenture in accordance with the terms and conditions of such Indenture (Sections 610 and 611).

A Trustee may resign or be removed by us with respect to one or more series of Debt Securities and a successor Trustee may be appointed to act with respect to any such series. The holders of a majority in principal amount of the Outstanding Debt Securities of any series may remove the Trustee with respect to the Debt Securities of such series (Section 610).

Limitations on Trustee if It Is Our Creditor. Each Indenture contains certain limitations on the right of the Trustee, in the event that it becomes our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise (Section 613).

Certificates and Opinions to Be Furnished to Trustee. Each Indenture provides that, in addition to other certificates or opinions that may be specifically required by other provisions of the Indenture, every application by us for action by the Trustee must be accompanied by an Officers’ Certificate and an Opinion of Counsel stating that, in the opinion of the signers, all conditions precedent to such action have been complied with by us (Section 102).

DESCRIPTION OF CAPITAL STOCK

General

The following is a description of the principal characteristics of our Class A Non-Voting Common Stock based on the terms and provisions of our Amended Certificate of Incorporation and Amended Bylaws and the provisions of the Delaware General Corporation Act.

Authorized and Outstanding Capital Stock—We are authorized to issue 54,000,000 shares of Class A Non-Voting Common Stock, par value $0.01 per share, and 3,000,000 shares of Class B Voting Common Stock, par value $0.01 per share. As of December 31, 2011, there were 47,403,433 shares of Class A Non-Voting Common Stock and 2,970,171 shares of Class B Voting Common Stock issued and outstanding.

Our Class A Non-Voting Common Stock is traded on The NASDAQ Global Select Market under the symbol “EZPW.” Shares of the Class B Voting Common Stock are not publicly traded, and all outstanding shares of Class B Voting Common Stock are held by a single stockholder, MS Pawn Limited Partnership, an entity controlled by Phillip E. Cohen. Each share of Class B Voting Common Stock is convertible, at the option of the holder, into a share of Class A Non-Voting Common Stock.

Preemptive Rights—Holders of Class A Non-Voting Common Stock have no preemptive rights to maintain their percentage of ownership in future offerings or sales of shares of Class A Non-Voting Common Stock.

Voting Rights—Under the terms of our Certificate of Incorporation, the shares of Class A Non-Voting Common Stock have no voting rights. All of the voting rights are assigned to the Class B Voting Common Stock. Consequently, as a holder of Class A Non-Voting Common Stock, you will not have any right to elect directors or to vote on any other matter that requires a vote of the Company’s stockholders. Upon conversion of all of the outstanding Class B Voting Common Stock into Class A Non-Voting Common Stock, the holders of Class A Non-Voting Common Stock will be entitled to vote upon all matters submitted to a vote of the Company’s stockholders and will be entitled to one vote per share of Class A Non-Voting Common Stock held.

Stockholder Meetings—Even though the Class A Non-Voting Common Stock has no voting rights, the Company holds an annual meeting of stockholders. All holders of Class A Non-Voting Common Stock receive notice of the annual meetings of stockholders, where they are given the opportunity to discuss with management the Company’s performance and plans.

Fully Paid—All outstanding shares of Class A Non-Voting Common Stock are fully paid and non-assessable. Any additional Class A Non-Voting Common Stock we offer under this prospectus and issue will also be fully paid and non-assessable.

Dividends—Under our Amended Certificate of Incorporation, all shares of our common stock, whether Class A Non-Voting Common Stock or Class B Voting Common Stock, share dividends pro rata, if, as and when declared by the Board of Directors out of funds legally available therefor. Our Board of Directors has not declared or paid any cash dividends on our common stock since our fiscal year ended September 30, 2000, and we do not anticipate paying any cash dividends in the immediate future. Any future determination to pay cash dividends will be at the discretion of our Board of Directors.

Liquidation, Dissolution and Winding Up—Upon liquidation, dissolution or winding up of our affairs, the holders of the Class A Non-Voting Common Stock and the holders of the Class B Voting Common Stock will be entitled to participate equally and ratably, in proportion to the number of shares held, in our net assets available for distribution to holders of common stock.

Limitation on Directors’ Liability

Our Amended Certificate of Incorporation provides, as authorized by Section 102(b)(7) of the Delaware General Corporation Law, that a director will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	For any breach of the director’s duty of loyalty to us or our stockholders;

•	For acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	For unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	For any transaction from which the director derived an improper personal benefit.

The inclusion of this provision in our Amended Certificate of Incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited us and our stockholders.

Transfer Agent and Registrar

American Stock Transfer & Trust Company serves as the registrar and transfer agent for the Class A Non-Voting Common Stock.

DESCRIPTION OF WARRANTS

General

We may issue warrants for the purchase of our debt securities or Class A Non-Voting Common Stock. Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with the offering of warrants.

Debt Warrants

The prospectus supplement relating to a particular issue of warrants to purchase debt securities will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

•	if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or the debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Class A Non-Voting Common Stock Warrants

The prospectus supplement relating to a particular issue of warrants to purchase our Class A Non-Voting Common Stock will describe the terms of the Class A Non-Voting Common Stock warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the Class A Non-Voting Common Stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

•	the number of shares of Class A Non-Voting Common Stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material U.S. federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

Exercise of Warrants

Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the principal amount of debt securities or shares of Class A Non-Voting Common Stock being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.

Until a warrant holder exercises such holder’s warrants to purchase our debt securities or Class A Non-Voting Common Stock, the holder will not have any rights as a holder of our debt securities or Class A Non-Voting Common Stock, as the case may be, by virtue of the holder’s ownership of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

We may issue stock purchase contracts, including contracts obligating holders to purchase from us and contracts obligating us to sell to the holders, a specified number of shares of Class A Non-Voting Common Stock or other securities at a future date or dates, which we refer to in this prospectus as “stock purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as part of units consisting of a stock purchase contract and debt securities, warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders’ obligations to purchase the securities under the stock purchase contracts, which we refer to in this prospectus as “stock purchase units.” The stock purchase contracts may require holders to secure their obligations under the stock purchase contracts in a specified manner. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units, will be filed with the SEC in connection with the offering of stock purchase contracts or stock purchase units. The prospectus supplement relating to a particular issue of stock purchase contracts or stock purchase units will describe the terms of those stock purchase contracts or stock purchase units, including the following:

•	if applicable, a discussion of material U.S. federal income tax considerations; and

•	any other information we think important about the stock purchase contracts or the stock purchase units.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus in one or more of the following ways:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers;

•	in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;

•	in a transaction not involving market makers or established trading markets, including direct sales or privately negotiated transactions; or

•	through a combination of any of these methods of sale.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices.

In addition, we may sell some or all of the securities included in this prospectus through:

•	a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;

•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

In addition, we may enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the common shares by broker-dealers;

•	sell common shares short and redeliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There is currently no market for any of the securities included in this prospectus, other than the shares of Class A Non-Voting Common Stock listed on The NASDAQ Global Select Market. If the securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the securities, such underwriter would not be obligated to do so, and any such market making could be discontinued at any time without notice. Therefore, we cannot assure you as to whether an active trading market will develop for these other securities. We have no current plans for listing any such other securities on any securities exchange. Any such listing with respect to any particular of such other securities will be described in the applicable prospectus supplement.

We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

If underwriters are used in the sale, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities from time-to-time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters may change from time-to-time any initial public offering price and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

We may also sell the securities through agents designated from time-to-time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

If dealers are used in the sale of securities, we will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Securities may also be sold directly by us. In this case, no underwriters or agents would be involved.

If a prospectus supplement so indicates, underwriters, brokers or dealers, in compliance with applicable law, may engage in transactions that stabilize, maintain or otherwise affect the market price of the securities at levels above those that might otherwise prevail in the open market.

We will bear costs relating to all of the securities being registered under this Registration Statement of which this prospectus forms a part.

Any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the shares may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

Pursuant to a requirement by the Financial Industry Regulatory Authority (the “FINRA”), the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to SEC Rule 415 under the Securities Act.

If more than 5% of the net proceeds of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or its affiliates or associated persons of such FINRA member, the offering will be conducted in accordance with FINRA Conduct Rule 5110(h).

LEGAL MATTERS

Except as set forth in the applicable prospectus supplement, Vinson & Elkins L.L.P., Austin, Texas, will pass upon the validity of our debt securities, Class A Non-Voting Common Stock, warrants, stock purchase contracts, stock purchase units and guarantees of debt securities.

EXPERTS

The consolidated financial statements of EZCORP, Inc. as of September 30, 2011 and 2010, and for each of the three years in the period ended September 30, 2011, and the effectiveness of our internal control over financial reporting as of September 30, 2011, have been audited by BDO USA, LLP, independent registered public accounting firm, as set forth in their reports included in our Annual Report on Form 10-K for the year ended September 30, 2011 and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14—Other Expenses of Issuance and Distribution

The following are the estimated expenses of the issuance and distribution of the securities being registered, other than selling or underwriting discounts and commissions, all of which are payable by EZCORP, Inc. (the “Company”).

Registration fee	$	*
Accountant’s fees and expenses		*
Printing expenses		*
Legal fees and expenses		*
Trustee fees and expenses		*
Miscellaneous		*

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933 and not estimable at this time.
**	An estimate of the aggregate expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15—Indemnification of Directors and Officers

EZCORP, Inc.

Amended Certificate of Incorporation

Article Eighth of the Company’s Amended Certificate of Incorporation provides that the Company shall indemnify its present or former directors and officers, and may indemnify any employee or agent of the Company, to the fullest extent permitted under the Delaware General Corporation Law (the “DGCL”).

Delaware General Corporation Law

Section 145(a) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if he acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which the action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for the expenses which the Delaware Court of Chancery or such other court shall deem proper.

Section 145(c) of the DGCL provides that to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 145(a) and (b), or in defense of any claim, issue or matter therein, the person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection therewith.

Section 145(d) of the DGCL provides that any indemnification under Section 145(a) and (b) (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in Section 145(a) and (b). The determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that the person is not entitled to be indemnified by the corporation as authorized in Section 145. The expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents of the corporation, or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be so paid upon those terms and conditions, if any, as the corporation deems appropriate.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145. The Company maintains directors’ and officers’ liability insurance.

Section 145(j) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

SUBSIDIARY GUARANTORS

Delaware Corporations

Pursuant to its respective certificate of incorporation or bylaws or otherwise, each Subsidiary Guarantor that is a Delaware corporation shall indemnify its present or former directors and officers, and may indemnify any employee, to the fullest extent permitted under the DGCL. For a description of the applicable provisions of Section 145 of the DGCL, see “EZCORP, Inc.—Delaware General Corporation Law” in this Item 15 above.

Other Corporations

The organizational documents of each Subsidiary Guarantor that is a Florida, Colorado or Texas corporation provides that the corporation shall indemnify its officers and directors to the fullest extent permitted or authorized by applicable law. The respective indemnification provisions of the Florida Business Corporation Act, the Colorado Business Corporation Act and the Texas Business Corporation Act are substantially similar to the provisions of Section 145 of the DGCL discussed under “EZCORP, Inc.—Delaware General Corporation Law” of this Item 15 above.

Limited Liability Companies

Subsidiary Guarantors that are limited liability companies have been formed under the Delaware Limited Liability Company Act or the Florida Limited Liability Company Act. Both of those statutes provide that, subject to such standards and restrictions as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member, manager or other person from and against any and all claims and demands whatsoever (subject, in the case of the Florida Limited Liability Company Act, to certain character of conduct exceptions).

Pursuant to its respective regulations, each Subsidiary Guarantor that is a limited liability company may indemnify its manager, officers, employees or agents against any and all liability and reasonable expense that may be incurred by them in connection with threatened, pending or completed proceedings.

Texas Limited Partnerships

Pursuant to its respective agreement of limited partnership, each Subsidiary Guarantor that is a Texas limited partnership shall indemnify, to the fullest extent permitted by law, its general partner and the officers, managers, members and shareholders of the general partner from and against all costs and expenses, including attorneys’ fees, judgments, fines, settlements and/or liabilities incurred in connection with any action, suit or proceeding to which such person may be made a party or become otherwise involved or with which such person may be threatened, in each case by reason of, or in connection with, the person’s being or having been associated with or otherwise acting for the partnership, or by reason of any action or alleged action, omission or alleged omission by such person in any such capacity, so long as the person is not ultimately adjudged to have engaged in gross negligence, willful misconduct or breach of a material provision of the agreement of limited partnership.

The Texas Business Organizations Code (the “TBOC”) provides that a Texas limited partnership may indemnify a person who was, is or is threatened to be made a respondent in a proceeding because the person is or was a general partner (which, for this purpose, includes a person who is a representative of the entity serving as general partner) if it is determined that (i) the person (1) acted in good faith, (2) reasonably believed (A) in the case of conduct in the person’s official capacity as a general partner of the limited partnership, that the person’s conduct was in the limited partnership’s best interests, and (B) in all other cases, that the person’s conduct was not opposed to the limited partnership’s best interests, and (3) in the case of a criminal proceeding, had no reasonable cause to believe that the person’s conduct was unlawful; (ii) with respect to expenses, the amount of expenses (other than a judgment) is reasonable; and (iii) indemnification should be paid. Any such determination must be made (1) by a majority vote of the governing persons who at the time of the vote are disinterested and independent (or a committee thereof), (2) by special legal counsel selected by the governing authority (or committee thereof), (3) by the partners in a vote that excludes the interests held by each governing person who is not disinterested and independent, or (4) by a unanimous vote of the partners.

If a person otherwise entitled to indemnity is found liable on the basis that the person improperly received personal benefit or is found liable to the limited partnership, any indemnification is limited to reasonable expenses actually incurred by the person in connection with the proceeding and (2) may not be made in relation to a proceeding in which the person has been found liable for wilful or intentional misconduct in the performance of the person’s duty to the limited partnership, breach of the person’s duty of loyalty or an act or omission not committed in good faith that constitutes a breach of a duty.

The TBOC provides that a Texas limited partnership shall indemnify a general partner against reasonable expenses actually incurred by the general partner in connection with a proceeding in which the general partner is a respondent because the general partner is or was a general partner if the general partner has been wholly successful, on the merits or otherwise, in the defense of the proceeding.

The TBOC provides that, on application of a general partner, a court may order the limited partnership to indemnify a general partner to the extent the court determines that the general partner is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. The court shall limit indemnification to reasonable expenses if the general partner is found liable to the limited partnership or if the general partner is found liable on the basis that personal benefit was improperly received by the general partner.

The TBOC provides that a Texas limited partnership may indemnify and advance expenses to a person who is not a governing person, including an officer, employee, or agent, as provided by: (1) the limited partnership’s governing documents, (2) general or specific action of the limited partnership’s governing authority, (3) resolution of the limited partnership’s partners, (4) contract, or (5) common law. A limited partnership shall indemnify an officer to the same extent that indemnification is required for a governing person. A person who is not a governing person of a limited partnership may seek indemnification or advancement of expenses from a limited partnership to the same extent that a governing person may seek indemnification or advancement of expenses.

Item 16—Exhibits

The following exhibits are filed as a part of this Registration Statement:

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

4.1	Amended Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on September 26, 2008, Commission File No. 33-153703)

4.2	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, Commission File No. 0-19424)

4.3	Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

4.4*	Form of Indenture for Senior Debt Securities

4.5*	Form of Indenture for Subordinated Debt Securities

4.6**	Form of Senior Debt Securities

4.7**	Form of Subordinated Debt Securities

4.8**	Form of Warrant Agreement

4.9**	Form of Warrant Certificate

4.10**	Form of Stock Purchase Contract

4.11**	Form of Stock Purchase Unit

4.16	Credit Agreement, dated May 10, 2011, among EZCORP, Inc. (as Borrower), certain domestic subsidiaries of the Borrower from time to time party thereto (as Guarantors), the Lenders party thereto, and Wells Fargo Bank, National Association (as Administrative Agent) and BBVA Compass Bank (as Syndication Agent) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 11, 2011 and filed May 12, 2011, Commission File No. 0-19424)

5.1*	Opinion of Vinson & Elkins L.L.P.

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of independent registered public accounting firm

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1*	Power of attorney (set forth on signature page)

25.1†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 respecting the Senior Indenture

25.2†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 respecting the Subordinated Indenture

*	Filed herewith.
**	To be filed either by amendment or as an exhibit to a document incorporated by reference in this Registration Statement.
†	To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.

Item 17—Undertakings

(a)	Each undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for purposes of determining liability under the Securities Act of 1933 to any purchaser:

(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	That, to the extent that the securities are offered to existing security holders pursuant to warrants or rights and any securities not taken by security holders are to be reoffered to the public, to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)	To file an application for the purpose of determining the eligibility of the trustee of each of the indentures to act under subsection (a) of Section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

(e)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by the registrants is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Austin, State of Texas, on February 3, 2012.

EZCORP, INC.

By:	/s/ PAUL E. ROTHAMEL
Paul E. Rothamel,
President and Chief Executive Officer

The following Subsidiary Guarantors:

CCV Americas, LLC
By:	EZCORP USA, Inc., its sole member and manager
CCV Pennsylvania, Inc.
CCV Virginia, Inc.
Change Capital, Inc.
Change Capital Investments, LLC
By:	Change Capital, Inc., its sole member and manager
Change Capital Ventures, LLC
By:	Change Capital, Inc., its sole member and manager
EZCORP International, Inc.
EZCORP International Holdings, LLC
By:	EZCORP International, Inc., its sole member and manager
EZCORP Online, Inc.
EZCORP USA, Inc.
EZMONEY Alabama, Inc.
EZMONEY Canada, Inc.
EZMONEY Colorado, Inc.
EZMONEY Hawaii, Inc.
EZMONEY Holdings, Inc.
EZMONEY Idaho, Inc.
EZMONEY Kansas, Inc.
EZMONEY Management, Inc.
EZMONEY Missouri, Inc.
EZMONEY Nebraska, Inc.
EZMONEY South Dakota, Inc.
EZMONEY Utah, Inc.
EZMONEY Wisconsin, Inc.
EZPAWN Alabama, Inc.
EZPAWN Arkansas, Inc.
EZPAWN Colorado, Inc.
EZPAWN Florida, Inc.
EZPAWN Georgia, Inc.
EZPAWN Holdings, Inc.

EZPAWN Illinois, Inc.
EZPAWN Indiana, Inc.
EZPAWN Iowa, Inc.
EZPAWN Louisiana, Inc.
EZPAWN Nevada, Inc.
EZPAWN Oklahoma, Inc.
EZPAWN Tennessee, Inc.
EZPAWN Utah, Inc.
EZPAWN Wisconsin, Inc.
Mister Money Holdings, Inc.
Pawn Management, Inc.
Payday Loan Management, Inc.
Texas EZMONEY, L.P.
By:	Payday Loan Management, Inc., its general partner
Texas EZPAWN Management, Inc.
Texas EZPAWN, L.P.
By:	Texas EZPAWN Management, Inc., its general partner
Texas PRA Management, L.P.
By:	EZMONEY Management, Inc., its general partner
Value Financial Services, Inc.
VFS Mexico Operations, LLC
By:	Value Financial Services, Inc., its sole member and manager
VFS Mexico Services, LLC
By:	Value Financial Services, Inc., its sole member and manager

In each case by:

/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.,
Senior Vice President

EZPAWN Mexico Holdings, LLC
By:	EZCORP Global, B.V., its sole member and manager
EZPAWN Mexico Ltd., LLC
By:	EZCORP Global, B.V., its sole member and manager

In each case by:

/s/ THOMAS H. WELCH, JR.
Thomas H. Welch, Jr.,
Director and Authorized Representative

Power of Attorney

Each person whose signature appears below hereby authorizes and appoints Thomas H. Welch, Jr. as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign on his behalf individually and in the capacity stated below any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

EZCORP, INC.

Signature	Title	Date

/s/ STERLING B. BRINKLEY Sterling B. Brinkley	Chairman of the Board	February 3, 2012

/s/ PAUL E. ROTHAMEL Paul E. Rothamel	President and Chief Executive Officer and Director (principal executive officer)	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	February 3, 2012

/s/ JOSEPH J. BEAL Joseph J. Beal	Director	February 3, 2012

/s/ PABLO LAGOS ESPINOSA Pablo Lagos Espinosa	Director	February 3, 2012

/s/ JOHN FARRELL John Farrell	Director	February 3, 2012

/s/ WILLIAM C. LOVE William C. Love	Director	February 3, 2012

/s/ THOMAS C. ROBERTS Thomas C. Roberts	Director	February 3, 2012

EACH OF THE FOLLOWING SUBSIDIARY GUARANTORS:

CCV Americas, LLC

By: EZCORP, USA, Inc., its sole member and manager

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ ERIC FOSSE Eric Fosse	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

CCV Pennsylvania, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

CCV Virginia, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Change Capital, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ MARK KUCHENRITHER Mark Kuchenrither	President (principal executive officer)	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2012

Change Capital Investments, LLC

By: Change Capital, Inc., its sole member and manager

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ MARK KUCHENRITHER Mark Kuchenrither	President (principal executive officer)	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2012

Change Capital Ventures, LLC

By: Change Capital, Inc., its sole member and manager

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ MARK KUCHENRITHER Mark Kuchenrither	President (principal executive officer)	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2012

EZCORP International, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ PAUL E. ROTHAMEL Paul E. Rothamel	President (principal executive officer)	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2012

EZCORP International Holdings, LLC

By: EZCORP International, Inc., its sole member and manager

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ PAUL E. ROTHAMEL Paul E. Rothamel	President (principal executive officer)	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer (principal financial and accounting officer)	February 3, 2012

EZCORP Online, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BRENT TURNER Brent Turner	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZCORP USA, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ ERIC FOSSE Eric Fosse	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Alabama, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Canada, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ ERIC FOSSE Eric Fosse	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Colorado, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Hawaii, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Holdings, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Idaho, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Kansas, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Management, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Missouri, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Nebraska, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY South Dakota, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Utah, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZMONEY Wisconsin, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Alabama, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Arkansas, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Colorado, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Florida, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Georgia, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Holdings, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Illinois, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Indiana, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Iowa, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Louisiana, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Mexico Holdings, LLC

By: EZCORP Global, B.V., its sole member and manager

Signature	Title	Date

Vistra (Netherlands) B.V.	Director	February 3, 2012
By:

/s/ J.W.P. JANSEN/L.F.S. BAGCHUS J.W.P. Jansen/L.F.S. Bagchus

/s/ I.M. TEN HOVE I.M. ten Hove	Director	February 3, 2012

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer and Director (principal financial and accounting officer)	February 3, 2012

/s/ MARK KUCHENRITHER Mark Kuchenrither	President (principal executive officer)	February 3, 2012

EZPAWN Mexico Ltd., LLC

By: EZCORP Global, B.V., its sole member and manager

Signature	Title	Date

Vistra (Netherlands) B.V.	Director	February 3, 2012
By:

/s/ J.W.P. JANSEN/L.F.S. BAGCHUS J.W.P. Jansen/L.F.S. Bagchus

/s/ I.M. TEN HOVE I.M. ten Hove	Director	February 3, 2012

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ STEPHEN A. STAMP Stephen A. Stamp	Senior Vice President and Chief Financial Officer and Director (principal financial and accounting officer)	February 3, 2012

/s/ MARK KUCHENRITHER Mark Kuchenrither	President (principal executive officer)	February 3, 2012

EZPAWN Nevada, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Oklahoma, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Tennessee, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Utah, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EZPAWN Wisconsin, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Mister Money Holdings, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Pawn Management, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Payday Loan Management, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Texas EZMONEY, L.P.

By: Payday Loan Management, Inc., its general partner

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Texas EZPAWN Management, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Texas EZPAWN, L.P.

By: Texas EZPAWN Management, Inc., its general partner

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Texas PRA Management, L.P.

By: EZMONEY Management, Inc., its general partner

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ JAMES WHATLEY James Whatley	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

Value Financial Services, Inc.

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

VFS Mexico Operations, LLC

By: Value Financial Services, Inc., its sole member and manager

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

VFS Mexico Services, LLC

By: Value Financial Services, Inc., its sole member and manager

Signature	Title	Date

/s/ THOMAS H. WELCH, JR. Thomas H. Welch, Jr.	Director	February 3, 2012

/s/ BARRY GUEST Barry Guest	President (principal executive officer)	February 3, 2012

/s/ STEPHEN BROWN Stephen Brown	Controller (principal financial and accounting officer)	February 3, 2012

EXHIBIT INDEX

Exhibit Number	Description

1.1**	Form of Underwriting Agreement

4.1	Amended Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-4 filed on September 26, 2008, Commission File No. 33-153703)

4.2	Amended Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2008, Commission File No. 0-19424)

4.3	Specimen of Class A Non-Voting Common Stock certificate (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-1 effective August 23, 1991, Commission File No. 33-41317)

4.4*	Form of Indenture for Senior Debt Securities

4.5*	Form of Indenture for Subordinated Debt Securities

4.6**	Form of Senior Debt Securities

4.7**	Form of Subordinated Debt Securities

4.8**	Form of Warrant Agreement

4.9**	Form of Warrant Certificate

4.10**	Form of Stock Purchase Contract

4.11**	Form of Stock Purchase Unit

4.16	Credit Agreement, dated May 10, 2011, among EZCORP, Inc. (as Borrower), certain domestic subsidiaries of the Borrower from time to time party thereto (as Guarantors), the Lenders party thereto, and Wells Fargo Bank, National Association (as Administrative Agent) and BBVA Compass Bank (as Syndication Agent) (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 11, 2011 and filed May 12, 2011, Commission File No. 0-19424)

5.1*	Opinion of Vinson & Elkins L.L.P.

12.1*	Computation of Ratio of Earnings to Fixed Charges

23.1*	Consent of independent registered public accounting firm

23.2*	Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1)

24.1*	Power of attorney (set forth on signature page)

25.1†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 respecting the Senior Indenture

25.2†	Form T-1 Statement of Eligibility under Trust Indenture Act of 1939 respecting the Subordinated Indenture

*	Filed herewith.
**	To be filed either by amendment or as an exhibit to a document incorporated by reference in this Registration Statement.
†	To be filed later in accordance with Section 310(a) of the Trust Indenture Act of 1939, as amended.